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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

MARCH 9, 2000 (Date of earliest event reported)  Commission file number: 0-22511


                             RF MICRO DEVICES, INC.
             (Exact name of registrant as specified in its charter)

         NORTH CAROLINA                                         56-1733461
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 664-1233
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

        On March 9, 2000, RF Micro Devices, Inc. announced that it intends to offer, subject to market and other conditions, $425 million of Convertible Subordinated Notes due 2005 (plus an additional amount of up to $75 million to cover over-allotments, if any) through initial purchasers to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The notes would be convertible into RF Micro Devices' common stock at the option of the holder, at a price to be determined. The offering is expected to close in March 2000. A copy of this press release is attached as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits

                The following exhibit is filed herewith:

                Exhibit No.            Description of Exhibit
                -----------            ----------------------

                      99.1             Press Release dated March 9, 2000





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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  RF Micro Devices, Inc.

                                  By: /s/ William A. Priddy, Jr.
                                      ------------------------------------------
                                      William A. Priddy, Jr.
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer

Date:   March 10, 2000